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                                                                      EXHIBIT 11

                               RUDDICK CORPORATION

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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                                                                              THREE MONTHS ENDED
                                                                       -------------------------------
                                                                       DECEMBER 30,       DECEMBER 31,
                                                                           2001               2000
                                                                       ------------       ------------
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NET INCOME PER SHARE COMPUTED AS FOLLOWS:
BASIC:
  1.  Net income available to common shareholders                       $10,527,000        $11,189,000
                                                                        ===========        ===========

  2.  Weighted average common shares outstanding - Basic                 46,351,969         46,241,930
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  3.  Basic net income per share (Item 1 divided by Item 2)             $       .23        $       .24
                                                                        ===========        ===========

DILUTED:
  1.  Net income available to common shareholders                       $10,527,000        $11,189,000
                                                                        ===========        ===========

  2.  Weighted average common shares outstanding - Basic                 46,351,969         46,241,930

  3.  Weighted potential shares under stock options computed
          for the periods using the Treasury Stock Method                   175,800             43,014

                                                                        -----------        -----------
  4.  Weighted average common shares outstanding - Diluted               46,527,769         46,284,944
                                                                        ===========        ===========

  5.  Net Income Per Share (Item 1 divided by Item 4)                   $       .23        $       .24
                                                                        ===========        ===========
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